Exhibit 99.1

Actuant Announces Record Results, Adoption of Stock Option Accounting Rule

    MILWAUKEE--(BUSINESS WIRE)--June 16, 2005--Actuant Corporation (NYSE:ATU) today announced record sales and earnings for its third quarter ended May 31, 2005. Third quarter fiscal 2005 net earnings and diluted earnings per share ("EPS") were $20.8 million and $0.68, respectively. This compares to net earnings and EPS of $7.5 million and $0.29, respectively, for the third quarter of fiscal 2004, which included a charge of $9.9 million ($6.8 million after tax or $0.24 per diluted share) attributable to the early extinguishment of debt. Excluding the prior year debt extinguishment charge, third quarter fiscal 2005 EPS grew 28% to $0.68 from $0.53 in the comparable prior year period.
    Net earnings for the nine months ended May 31, 2005 were $54.1 million, or $1.85 per diluted share, compared to $16.5 million, or $0.65 per diluted share for the comparable prior year period. The Company recorded net of tax special charges of $18.1 million or $0.66 per diluted share, in the nine-month period ended May 31, 2004, related to the early extinguishment of debt. Excluding these special charges, fiscal 2005 year-to-date net earnings and EPS are more than 40% higher than the prior year period's $34.6 million of net income and $1.31 per EPS.
    Third quarter sales increased approximately 38% to $271.7 million compared to $196.5 million in the prior year, driven by the results of recently acquired businesses. Excluding foreign currency exchange rate changes, third quarter core sales (year-over-year sales in both existing and acquired businesses) decreased approximately 1% from the comparable prior year period. As a result of the expected sales declines in the Company's automotive convertible top and recreational vehicle businesses, third quarter sales for businesses owned at least twelve months declined 7% compared to the prior year, again excluding foreign currency rate changes. Sales for the nine-months ended May 31, 2005 were a record $706.7 million, approximately 31% higher than the $539.1 million in the comparable prior year period, reflecting sales volume added through current year business acquisitions. Excluding the impact of foreign currency rate changes on translated results, core sales for the nine-month period increased 2% and sales from businesses owned at least twelve months decreased 1%.
    The Company also announced that it will be adopting the provisions of Financial Accounting Standards Board Statement No. 123R, "Accounting for Stock Based Compensation" in the fourth quarter of fiscal 2005 using the modified retrospective method. Under this adoption method, the first three quarters of fiscal 2005 will be restated in the fourth quarter to reflect expense for stock based compensation as required under the new rule. The total impact of the new accounting rule on fiscal 2005 is an estimated $2.7 million non-cash reduction to net income or a $0.09 per share reduction in EPS. The Company believes that the approximate 3.5% EPS dilution from the new accounting rule is in line with its multi-industry peers.
    Robert C. Arzbaecher, President and CEO of Actuant, commented, "Actuant's third quarter results were above our expectations, despite sizeable sales declines in two of our end-markets. Going into the quarter, we knew both our RV and convertible top businesses would be challenged with lower sales volume. However, solid performance from other businesses, including our industrial tools, truck and recently acquired businesses, as well as acquisition synergies more than offset the 20% third quarter sales decline in convertible tops and 30% decline in RV sales. We expect the RV and automotive convertible top businesses to report continued negative sales comparisons in the next quarter or two, with rebounds near the end of calendar 2005 when we launch production of new convertible top platforms and expect RV motorhome OEMs to increase production levels to match retail demand."
    He continued, "We are very pleased with the Company's performance during the quarter. Our geographic and end-market diversity helped drive record sales and EPS. The 28% EPS growth in the third quarter, excluding debt extinguishment costs last year, represents our sixteenth consecutive quarter of year-over-year EPS growth. Additionally, we had a strong cash flow quarter driven by great earnings conversion and working capital management. This year's acquisitions all contributed to the record results, and I am happy with the progress we are making in integrating these new businesses into Actuant. We have been successful in leveraging cost synergies from the new businesses, while at the same time investing in promising growth opportunities."
    Arzbaecher concluded, "We are well positioned for continued growth at Actuant, and fiscal 2006 should be another record year for the Company. We expect to end fiscal 2005 with sales of $965-$975 million and EPS of $2.36-$2.41. These estimates reflect both the benefit of the recently completed Hydratight Sweeney acquisition and the reduced earnings from adopting the new stock option accounting rule. Our initial fiscal 2006 EPS guidance is $2.75-$3.00, 15%-25% above our fiscal 2005 EPS estimate. Fiscal 2006 sales are expected to be in the $1.15-$1.175 billion range, reflecting the full year benefit of fiscal 2005 acquisitions, and assuming no further acquisitions, a slightly stronger US dollar and sales growth excluding foreign currency rate changes for both existing and newly acquired businesses of 4%-5%. As we approach the fifth anniversary of the July 31, 2000 spin-off, we are pleased with the Company's strong earnings growth track record and the progress being made in creating a world class industrial company."
    Net debt at May 31, 2005 was approximately $473 million (gross debt of $480 million less approximately $7 million of cash), compared to $405 million at the beginning of the quarter. Fiscal 2005 third quarter and year-to-date operating cash flow was $29.6 million and $55.6 million, respectively, both in excess of net income. The increase in debt during the quarter was attributable to the $95 million of borrowings to fund the Hydratight Sweeney acquisition, partially offset by third quarter operating cash flow. Availability under the Company's revolving credit facility was approximately $172 million at May 31, 2005.
    Actuant's fiscal 2005 third quarter operating profit was $35.0 million, 39% higher than the $25.2 million in the third quarter of last year. Operating profit margin increased from 12.8% in the third quarter of last year to 12.9% in the current year, the result of favorable acquisition and sales mix, partially offset by buyback and reset costs in the electrical businesses.
    Third quarter Tools & Supplies segment sales were $158.2 million, a 44% increase over fiscal 2004. Excluding currency exchange rate changes, core segment sales increased approximately 5%, and sales from businesses owned more than twelve months were even with the comparable prior year period. Fiscal 2005 third quarter Engineered Solutions segment sales increased 31% over the prior year to $113.5 million, due to acquisitions. Excluding the impact of foreign currency rate changes, Engineered Solutions segment core sales decreased approximately 8% compared to the prior year and sales from businesses owned more than twelve months declined 15% compared to the third quarter of fiscal 2004, both the result of lower sales to automotive convertible top and RV motorhome OEMs.

    Safe Harbor Statement

    Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Actuant's results are also subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company's new product introductions, the successful integration of acquisitions and related restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, foreign currency fluctuations and interest rate risk. See the Company's registration statements filed with the Securities and Exchange Commission for further information regarding risk factors.
    An investor conference call is scheduled for 11am ET today, June 16, and may be listened to via web cast on Actuant's website at www.actuant.com.

    About Actuant

    Actuant, headquartered in Glendale, Wisconsin, is a diversified industrial company with operations in 32 countries. The Actuant businesses are market leaders in highly engineered position and motion control systems and branded hydraulic and electrical tools and supplies. Formerly known as Applied Power Inc., Actuant was created in 2000 after the spin-off of Applied Power's electronics business segment into a separate public company called APW Ltd. Since 2000, Actuant has grown its sales run rate from $482 million to over $1 billion and its market capitalization from $113 million to over $1.4 billion. The company employs a workforce of more than 5,000 worldwide. Actuant Corporation trades on the NYSE under the symbol ATU. For further information on Actuant and its business units, visit the Company's Web site at www.actuant.com.

                            (tables follow)


                         Actuant Corporation
                Condensed Consolidated Balance Sheets
                        (Dollars in thousands)


                                                May 31,     August 31,
                                                  2005        2004
                                              -----------  -----------
                                              (unaudited)
ASSETS
Current assets
   Cash and cash equivalents                      $6,884       $6,033
   Accounts receivable, net                      139,219       90,433
   Inventories, net                              139,418       87,074
   Deferred income taxes                          16,073       11,126
   Other current assets                            7,667        7,648
                                              -----------  -----------
       Total current assets                      309,261      202,314

Property, plant and equipment, net                80,698       47,972
Goodwill                                         424,669      145,387
Other intangible assets, net                     187,657       22,127
Other long-term assets                             9,240        6,336
                                              -----------  -----------

       Total assets                           $1,011,525     $424,136
                                              ===========  ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Short-term borrowings                            $909         $960
   Trade accounts payable                         89,269       64,165
   Accrued compensation and benefits              31,487       21,401
   Income taxes payable                           10,918        9,608
   Current maturities of long-term debt            2,008        3,863
   Other current liabilities                      46,033       34,627
                                              -----------  -----------
       Total current liabilities                 180,624      134,624

Long-term debt, less current maturities          476,831      189,068
Deferred income taxes                             69,098        8,376
Pension and postretirement benefit accruals       35,015       28,862
Other long-term liabilities                       20,278       31,429

Shareholders' equity
   Capital stock                                   5,395        4,753
   Additional paid-in capital                   (377,493)    (518,321)
   Accumulated other comprehensive income
    (loss)                                       (15,243)     (17,600)
   Stock held in trust                            (1,126)        (806)
   Deferred compensation liability                 1,126          806
   Retained earnings                             617,020      562,945
                                              -----------  -----------
       Total shareholders' equity                229,679       31,777
                                              -----------  -----------

Total liabilities and shareholders' equity    $1,011,525     $424,136
                                              ===========  ===========


                          Actuant Corporation
             Condensed Consolidated Statements of Earnings
                (In thousands except per share amounts)
                              (Unaudited)


                              Three Months Ended   Nine Months Ended
                                    May 31,              May 31,
                                2005      2004       2005      2004
                             -------------------- --------------------

Net sales                     $271,733  $196,481   $706,677  $539,087
Cost of products sold          185,036   134,766    481,734   367,959
                             -------------------- --------------------
    Gross profit                86,697    61,715    224,943   171,128

Selling, administrative and
 engineering expenses           50,050    35,943    131,257   103,328
Amortization of intangible
 assets                          1,610       594      3,476     1,728
                             -------------------- --------------------
    Operating profit            35,037    25,178     90,210    66,072

Financing costs, net             4,936     2,900     10,781    11,168
Charge for early
 extinguishment of debt              -     9,940          -    27,277
Other (income) expense, net        435       505       (744)    1,596
                             -------------------- --------------------
    Earnings before income
     tax expense and
     minority interest          29,666    11,833     80,173    26,031

Income tax expense               9,150     4,428     26,617     9,371
Minority interest, net of
 income taxes                     (234)      (61)      (519)      143
                             -------------------- --------------------

Net earnings                   $20,750    $7,466    $54,075   $16,517
                             ==================== ====================

Earnings per share
    Basic                        $0.77     $0.31      $2.11     $0.70
    Diluted                      $0.68     $0.29      $1.85     $0.65

Weighted average common
 shares outstanding
    Basic                       26,956    23,703     25,663    23,615
    Diluted                     31,438    28,273     30,165    27,503


                          Actuant Corporation
            Condensed Consolidated Statements of Cash Flows
                            (In thousands)
                              (Unaudited)


                              Three Months Ended    Nine Months Ended
                              -------------------  -------------------
                               May 31,   May 31,    May 31,   May 31,
                                2005      2004       2005      2004
                              --------- ---------  --------- ---------

Operating Activities
Net earnings                   $20,750    $7,466    $54,075   $16,517
Adjustments to reconcile net
 earnings to net cash provided
 by operating activities:
  Depreciation and amortization  6,448     4,066     16,245    12,254
  Amortization of debt discount
   and debt issuance costs         359       284        936     1,126
  Write-off of debt discount
   and debt issuance costs in
   conjunction with early
   extinguishment of debt            -       880          -     4,445
  Provision for deferred
   income taxes                    722     2,004        570     1,788
  (Gain) loss on disposal of
   assets                          145         -       (151)      137
  Changes in operating assets
   and liabilities, excluding
   the effects of the
   business acquisitions:
    Accounts receivable         (4,509)    2,061    (11,753)   (6,329)
    Increase in accounts
     receivable securitization
     program                     1,790         -     21,070     3,444
    Inventories                  4,525    (2,983)    (5,513)   (4,244)
    Prepaid expenses and other
     assets                        349      (305)     3,085    (1,357)
    Trade accounts payable       4,304     6,264     (1,548)    2,717
    Income taxes payable        (2,920)      312      3,100    (4,334)
    Reimbursement of tax
     refund to former
     subsidiary                      -         -    (15,837)        -
    Other accrued liabilities   (2,326)    1,961     (8,705)   (2,757)
                              --------- ---------  --------- ---------
Net cash provided by operating
 activities (a)                 29,637    22,010     55,574    23,407

Investing Activities
Proceeds from sale of
 property, plant and equipment       -         -      2,839    14,601
Capital expenditures            (3,558)   (2,099)   (11,505)   (8,000)
Cash paid for business
 acquisitions, net of cash
 acquired                      (94,808)        -   (381,955)  (65,100)
                              --------- ---------  --------- ---------
Net cash used in investing
 activities                    (98,366)   (2,099)  (390,621)  (58,499)

Financing Activities
Partial redemptions of 13%
 senior subordinated notes           -   (31,543)         -   (80,897)
Net proceeds from 2%
 convertible senior
 subordinated note offering          -         -          -   144,994
Net borrowings on revolving
 credit facilities and
 short-term borrowings          72,077    13,711     17,881    26,059
Gross proceeds from issuance
 of term loans                       -         -    250,000         -
Proceeds from euro-denominated
 acquisition loan                    -         -     19,602         -
Principal payments on term
 loans                            (827)      (74)    (3,045)  (54,443)
Redemption of Key Components,
 Inc. 10.5% senior notes             -         -    (82,800)
Payments from early
 termination of interest
 rate swaps                          -    (1,016)         -    (1,016)
Debt issuance costs                  -      (147)    (2,300)   (1,270)
Net proceeds from Class A
 common stock offering               -         -    134,360         -
Stock option exercises and
 other                             500       737      2,056     1,566
                              --------- ---------  --------- ---------
Net cash provided by (used in)
 financing activities           71,750   (18,332)   335,754    34,993

Effect of exchange rate
 changes on cash                  (206)       45        144       257
                              --------- ---------  --------- ---------
Net increase in cash and cash
 equivalents                     2,815     1,624        851       158
Cash and cash equivalents -
 beginning of period             4,069     3,127      6,033     4,593
                              --------- ---------  --------- ---------
Cash and cash equivalents -
 end of period                  $6,884    $4,751     $6,884    $4,751
                              ========= =========  ========= =========

(a) Includes the net of tax cash impact of 13% senior subordinated note redemptions of $6.0 and $14.4 million for the three and nine months ended May 31, 2004, respectively.


ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
(US dollars, in thousands)

                                         FISCAL 2004
                        ---------------------------------------------
                           Q1       Q2       Q3       Q4      TOTAL
                        ---------------------------------------------
SALES
   TOOLS & SUPPLIES
    SEGMENT              $96,335 $103,554 $109,930 $106,298 $416,117
   ENGINEERED SOLUTIONS
    SEGMENT               70,249   72,468   86,551   81,466  310,734
                        ---------------------------------------------
      TOTAL REPORTED
       SALES            $166,584 $176,022 $196,481 $187,764 $726,851
                        =============================================

% SALES GROWTH
   TOOLS & SUPPLIES
    SEGMENT                  4.7%    14.2%    20.3%    15.0%    13.5%
   ENGINEERED SOLUTIONS
    SEGMENT                 25.8%    40.9%    55.1%    46.0%    41.9%
      TOTAL REPORTED
       SALES                12.7%    23.9%    33.5%    26.7%    24.2%

OPERATING PROFIT
   TOOLS & SUPPLIES
    SEGMENT              $14,361  $15,714  $17,546  $17,088  $64,709
   ENGINEERED SOLUTIONS
    SEGMENT                8,775    7,257   11,415   11,216   38,663
   CORPORATE / GENERAL    (2,414)  (2,799)  (3,783)  (4,037) (13,033)
                        ---------------------------------------------
      TOTAL REPORTED
       RESULTS           $20,722  $20,172  $25,178  $24,267  $90,339
                        =============================================

OPERATING PROFIT %
   TOOLS & SUPPLIES
    SEGMENT                 14.9%    15.2%    16.0%    16.1%    15.6%
   ENGINEERED SOLUTIONS
    SEGMENT                 12.5%    10.0%    13.2%    13.8%    12.4%
      TOTAL (INCLUDING
       CORPORATE)           12.4%    11.5%    12.8%    12.9%    12.4%

EBITDA EXCLUDING
 SPECIAL ITEMS
   TOOLS & SUPPLIES
    SEGMENT              $16,668  $17,511  $19,618  $19,378  $73,175
   ENGINEERED SOLUTIONS
    SEGMENT                9,921    8,986   12,753   13,285   44,945
   CORPORATE / GENERAL    (2,386)  (2,709)  (3,632)  (3,677) (12,404)
                        ---------------------------------------------
      EBITDA EXCLUDING
       SPECIAL ITEMS      24,203   23,788   28,739   28,986  105,716
   SPECIAL ITEMS (1)     (15,069)  (2,268)  (9,940)  (9,458) (36,735)
                        ---------------------------------------------
      EBITDA (2)          $9,134  $21,520  $18,799  $19,528  $68,981
                        =============================================

EBITDA %
   TOOLS & SUPPLIES
    SEGMENT                 17.3%    16.9%    17.8%    18.2%    17.6%
   ENGINEERED SOLUTIONS
    SEGMENT                 14.1%    12.4%    14.7%    16.3%    14.5%
      TOTAL EXCLUDING
       SPECIAL ITEMS
       (INCLUDING
       CORPORATE)           14.5%    13.5%    14.6%    15.4%    14.5%


ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
(US dollars, in thousands)
(continued)

                                         FISCAL 2005
                        ----------------------------------------------
                           Q1       Q2       Q3       Q4      TOTAL
                        ----------------------------------------------
SALES
   TOOLS & SUPPLIES
    SEGMENT             $112,537 $138,546 $158,211           $409,294
   ENGINEERED SOLUTIONS
    SEGMENT               87,140   96,721  113,522            297,383
                        ----------------------------------------------
      TOTAL REPORTED
       SALES            $199,677 $235,267 $271,733       $-  $706,677
                        ==============================================

% SALES GROWTH
   TOOLS & SUPPLIES
    SEGMENT                 16.8%    33.8%    43.9%
   ENGINEERED SOLUTIONS
    SEGMENT                 24.0%    33.5%    31.2%
      TOTAL REPORTED
       SALES                19.9%    33.7%    38.3%

OPERATING PROFIT
   TOOLS & SUPPLIES
    SEGMENT              $17,718  $19,928  $22,245            $59,891
   ENGINEERED SOLUTIONS
    SEGMENT               12,205   10,960   16,264             39,429
   CORPORATE / GENERAL    (2,644)  (2,994)  (3,472)            (9,110)
                        ----------------------------------------------
      TOTAL REPORTED
       RESULTS           $27,279  $27,894  $35,037       $-   $90,210
                        ==============================================

OPERATING PROFIT %
   TOOLS & SUPPLIES
    SEGMENT                 15.7%    14.4%    14.1%              14.6%
   ENGINEERED SOLUTIONS
    SEGMENT                 14.0%    11.3%    14.3%              13.3%
      TOTAL (INCLUDING
       CORPORATE)           13.7%    11.9%    12.9%              12.8%

EBITDA EXCLUDING SPECIAL
 ITEMS
   TOOLS & SUPPLIES
    SEGMENT              $19,487  $22,866  $25,940            $68,293
   ENGINEERED SOLUTIONS
    SEGMENT               13,509   13,503   18,316             45,328
   CORPORATE / GENERAL      (400)  (2,816)  (3,206)            (6,422)
                        ----------------------------------------------
      EBITDA EXCLUDING
       SPECIAL ITEMS      32,596   33,553   41,050        -   107,199
   SPECIAL ITEMS (1)           -        -        -                  -
                        ----------------------------------------------
      EBITDA (2)         $32,596  $33,553  $41,050       $-  $107,199
                        ==============================================

EBITDA %
   TOOLS & SUPPLIES
    SEGMENT                 17.3%    16.5%    16.4%              16.7%
   ENGINEERED SOLUTIONS
    SEGMENT                 15.5%    14.0%    16.1%              15.2%
      TOTAL EXCLUDING
       SPECIAL ITEMS
       (INCLUDING
       CORPORATE)           16.3%    14.3%    15.1%              15.2%


(1) First, third and fourth quarter 2004 special items represents charges related to the early redemption of debt. Second quarter 2004 special items represents the non-cash charge attributable to the write-off of remaining debt issuance costs associated with the senior secured credit facility that was replaced during February 2004.

(2) EBITDA excludes discontinued operations.


ACTUANT CORPORATION
Reconciliation of GAAP measures to non-GAAP measures
(In thousands, except per share amounts)

                                          FISCAL 2004
                         ---------------------------------------------
                            Q1       Q2       Q3       Q4      TOTAL
                         ---------------------------------------------
NET EARNINGS EXCLUDING
 DISCONTINUED OPERATIONS
 AND SPECIAL ITEMS (1)
   NET EARNINGS
    (GAAP MEASURE)           $293   $8,758   $7,466  $18,306  $34,823
      DISCONTINUED
       OPERATIONS
       (NET OF TAX)             -        -        -  (10,933) (10,933)
                         ---------------------------------------------
   NET EARNINGS FROM
    CONTINUING OPERATIONS     293    8,758    7,466    7,373   23,890
      DEBT EXTINGUISHMENT
       COSTS (NET OF TAX)   9,795    1,479    6,791    7,084   25,149
                         ---------------------------------------------
   NET EARNINGS EXCLUDING
    SPECIAL ITEMS
    (NON-GAAP MEASURE)    $10,088  $10,237  $14,257  $14,457  $49,039
                         =============================================


DILUTED EARNINGS PER SHARE
 EXCLUDING DISCONTINUED
 OPERATIONS AND SPECIAL
 ITEMS (1)
   NET EARNINGS
    (GAAP MEASURE)          $0.01    $0.33    $0.29    $0.67    $1.32
      DISCONTINUED
       OPERATIONS
       (NET OF TAX)             -        -        -    (0.39)   (0.39)
                         ---------------------------------------------
   NET EARNINGS FROM
    CONTINUING OPERATIONS    0.01     0.33     0.29     0.28     0.93
      DEBT EXTINGUISHMENT
       COSTS (NET OF TAX)    0.40     0.05     0.24     0.25     0.91
                         ---------------------------------------------
   NET EARNINGS EXCLUDING
    SPECIAL ITEMS
    (NON-GAAP MEASURE)      $0.41    $0.38    $0.53    $0.53    $1.84
                         =============================================


EBITDA EXCLUDING
 DISCONTINUED OPERATIONS
AND SPECIAL ITEMS (2)
   NET EARNINGS
    (GAAP MEASURE)           $293   $8,758   $7,466  $18,306  $34,823
      DISCONTINUED
       OPERATIONS
       (NET OF TAX)             -        -        -  (10,933) (10,933)
                         ---------------------------------------------
   NET EARNINGS FROM
    CONTINUING OPERATIONS     293    8,758    7,466    7,373   23,890
      NET FINANCING COSTS   4,391    3,877    2,900    2,391   13,559
      INCOME TAX EXPENSE      283    4,660    4,428    5,305   14,676
      DEPRECIATION &
       AMORTIZATION         3,934    4,254    4,066    4,343   16,597
      MINORITY INTEREST       233      (29)     (61)     116      259
                         ---------------------------------------------
   EBITDA (NON-GAAP
    MEASURE)                9,134   21,520   18,799   19,528   68,981
      SPECIAL ITEMS (3)    15,069    2,268    9,940    9,458   36,735
                         ---------------------------------------------
   EBITDA EXCLUDING
    SPECIAL ITEMS
    (NON-GAAP MEASURE)    $24,203  $23,788  $28,739  $28,986 $105,716
                         =============================================


                                         FISCAL 2005
                         ---------------------------------------------
                            Q1       Q2       Q3       Q4      TOTAL
                         ---------------------------------------------
NET EARNINGS EXCLUDING
 DISCONTINUED OPERATIONS
 AND SPECIAL ITEMS (1)
   NET EARNINGS
    (GAAP MEASURE)        $17,506  $15,819  $20,750           $54,075
      DISCONTINUED
       OPERATIONS
       (NET OF TAX)             -        -        -                 -
                         ---------------------------------------------
   NET EARNINGS FROM
    CONTINUING OPERATIONS  17,506   15,819   20,750        -   54,075
      DEBT EXTINGUISHMENT
       COSTS (NET OF TAX)       -        -        -                 -
                         ---------------------------------------------
   NET EARNINGS EXCLUDING
    SPECIAL ITEMS
    (NON-GAAP MEASURE)    $17,506  $15,819  $20,750       $-  $54,075
                         =============================================


DILUTED EARNINGS PER
 SHARE EXCLUDING
 DISCONTINUED OPERATIONS
 AND SPECIAL ITEMS (1)
   NET EARNINGS
    (GAAP MEASURE)          $0.64    $0.54    $0.68             $1.85
      DISCONTINUED
       OPERATIONS
       (NET OF TAX)             -        -        -
                         ---------------------------------------------
   NET EARNINGS FROM
    CONTINUING OPERATIONS    0.64     0.54     0.68        -     1.85
      DEBT EXTINGUISHMENT
       COSTS (NET OF TAX)       -        -        -
                         ---------------------------------------------
   NET EARNINGS EXCLUDING
    SPECIAL ITEMS
    (NON-GAAP MEASURE)      $0.64    $0.54    $0.68       $-    $1.85
                         =============================================


EBITDA EXCLUDING
 DISCONTINUED OPERATIONS
 AND SPECIAL ITEMS (2)
   NET EARNINGS
    (GAAP MEASURE)        $17,506  $15,819  $20,750           $54,075
      DISCONTINUED
       OPERATIONS
       (NET OF TAX)             -        -        -                 -
                         ---------------------------------------------
   NET EARNINGS FROM
    CONTINUING OPERATIONS  17,506   15,819   20,750        -   54,075
      NET FINANCING COSTS   1,938    3,907    4,936            10,781
      INCOME TAX EXPENSE    9,110    8,357    9,150            26,617
      DEPRECIATION &
       AMORTIZATION         4,098    5,699    6,448            16,245
      MINORITY INTEREST       (56)    (229)    (234)             (519)
                         ---------------------------------------------
   EBITDA
    (NON-GAAP MEASURE)     32,596   33,553   41,050        -  107,199
      SPECIAL ITEMS (3)         -        -        -                 -
                         ---------------------------------------------
   EBITDA EXCLUDING
    SPECIAL ITEMS
    (NON-GAAP MEASURE)    $32,596  $33,553  $41,050       $- $107,199
                         =============================================


(1) Net earnings and diluted earnings per share excluding discontinued operations and special items represent net earnings and diluted earnings per share per the Consolidated Statement of Earnings net of charges or credits for items that are not representative of the normal recurring operations of the current portfolio of Actuant companies. These items include results from discontinued operations and expenses recorded to extinguish debt entered into at the time of the spin-off. These measures should not be considered as an alternative to net earnings or diluted earnings per share as an indicator of the company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Actuant companies.

(2) EBITDA represents net earnings before net financing costs, income tax expense, depreciation & amortization and minority interest. EBITDA excluding discontinued operations and special items is net of charges or credits that are not representative of the normal recurring operations of the current portfolio of Actuant companies. These special items include results from discontinued operations and expenses recorded to extinguish debt entered into at the time of the spin-off. EBITDA is not a calculation based upon generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Consolidated Statements of Earnings data.

    EBITDA should not be considered as an alternative to net earnings or operating profit as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Actuant has presented EBITDA because it regularly reviews this as a measure of the company's ability to incur and service debt. In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) First, third and fourth quarter 2004 special items represents charges related to the early redemption of debt. Second quarter 2004 special items represents the non-cash charge attributable to the write-off of remaining debt issuance costs associated with the senior secured credit facility that was replaced during February 2004.

    CONTACT: Actuant Corporation
             Andrew Lampereur, 414-352-4160